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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
July 1, 2003

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 South Main Street Minot, ND 58701
(Address of principal executive offices)

(701) 837-4738
(Registrant's telephone number, including area code)

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ITEM 2.            Acquisition or Disposition of Assets

Investors Real Estate Trust ("IRET") is filing this report pursuant to Item 2 of Form 8-K to describe the acquisition by IRET of $97,975,000 of assets, consisting of ten properties acquired during the period from July 1, 2003 to December 23, 2003. Five of these ten properties are office properties containing in total approximately 527,000 rentable square feet, which were purchased for a total of $57,100,000, excluding closing costs. Four of the ten properties are multi-family residential properties containing in total 666 units, and were purchased for a total of $36,600,000, excluding closing costs. The remaining property of the ten is an approximately 213,000 rentable square foot retail shopping mall located in Jamestown, North Dakota, which IRET purchased for $4,275,000, including closing costs.

None of these acquisitions is individually significant within the meaning of the instructions to Form 8-K, but in the aggregate they constitute a "significant amount of assets", requiring this report to be made on Form 8-K. The eleven properties acquired by us in fiscal year 2004 during the period from July 1, 2003 to December 23, 2003 are described in more detail below. No seller involved in the transactions reported herein has a material relationship with IRET, any of its affiliates, or any of its officers and directors. The purchase prices paid for these properties were determined through negotiations with the sellers.

Transport Corporation of America Office Building - Eagan, Minnesota

On December 23, 2003, we acquired from Transport Corporation of America its 106,207 rentable square foot headquarters office building, located at 1715 Yankee Doodle Road, Eagan, Minnesota. The purchase price for the property was $13,000,000, excluding closing costs of approximately $242,205 for commissions, environmental reports, legal fees and other costs of acquisition. As of January 1, 2004, the building is 80.23% leased to two tenants, with remaining lease terms of 10 and 13 years. We funded the acquisition in part with a $10,400,000, 90-day loan from Associated Bank of Minnesota at a variable interest rate equal to the Prime Rate of interest which is currently at 4%.

Brown Deer Road Office Building - Milwaukee, Wisconsin

On December 11, 2003 we acquired an approximately 175,610 rentable square foot office building at 7800 Brown Deer Road, Milwaukee, Wisconsin from 78th and Brown Deer Operating Associates, LP, a New Mexico limited partnership. The purchase price for the property was $13,500,000, excluding closing costs of approximately $23,928 for legal fees, environmental reports, commissions and other costs of acquisition. As of January 1, 2004, the building is 100% leased to two tenants, with remaining lease terms of five and thirteen years. The purchase price of this acquisition was funded in part by the assumption of a $6,332,348 loan from LaSalle Bank National Association at a fixed interest rate of 7.10%. In connection with this acquisition, we incurred obligations to fund tenant improvements totaling $1,324,233, and to pay leasing commissions totaling $426,046.

Golden Hills Office Building - Golden Valley, Minnesota

On October 31, 2003, we acquired a 90% interest in IRET-Golden Jack, LLC, a Minnesota limited liability company, whose sole asset is an approximately 190,758 rentable square foot office building located at 701 Xenia Avenue South, Golden Valley, Minnesota. The remaining 10% interest is owned by United Properties of Minneapolis, Minnesota. The total purchase price, including closing costs, was $27,500,000, our portion of which we funded in part by the assumption of a $15,000,000 loan from Massachusetts Mutual at a fixed interest rate of 6.79%. As of January 1, 2004, the building is 97.42% leased to 16 tenants, with remaining lease terms ranging from 17 months to eight years.

Buffalo Mall - Jamestown, North Dakota

On October 22, 2003, we acquired the Buffalo Mall in Jamestown, North Dakota for a purchase price of $4,275,000, including closing costs. This approximately 213,271 rentable square foot retail shopping mall is located at the intersection of I-94 and US Highway 281 in Jamestown, and is 97% occupied as of January 1, 2004, with 34 tenants, whose lease terms range from one month to 10 years. We paid cash for this property.

Brookfield Estates Apartment Building - Topeka, Kansas

We acquired the 160-unit Brookfield Estates multi-family apartment complex, located at 2536 Southwest Brandywine Lane, Topeka, Kansas, on October 1, 2003 from MRV, Inc., a Kansas corporation, for a purchase price of $7,250,000, excluding closing costs of approximately $71,903 for legal fees, environmental reports, commissions and other costs of acquisition. The consideration for this acquisition consisted of cash, and the issuance of 123,615 limited partnership units ("UPREIT Units") of IRET Properties, a North Dakota limited partnership, valued at approximately $1,237,388 at the time of the acquisition. The apartment complex was 93% occupied as of January 1, 2004.

Winchester Apartments & Village Green Townhomes - Rochester, Minnesota; Remada Court Apartments - Eagan, Minnesota; and Connelly Estates Apartments - Burnsville, Minnesota

On July 31, 2003, we acquired all of the member interests in Winchester Apartments, LLC and Village Green Townhomes, LLC, Minnesota limited liability companies whose sole assets consisted of the 151-unit Winchester Green and Village Townhomes multi-family townhome complexes located at 3980 19th Avenue NW and 1828-1898 41st Street NW, Rochester, Minnesota, for a purchase price of $8,900,000, paid in part in cash and in part through the issuance of 391,098 UPREIT Units, valued at $3,852,314 at the time of the acquisition. We also acquired all of the member interests in Rahn Villa Properties, LLC, a Minnesota limited liability company whose sole asset is the 115-unit Remada Court Apartments located at 4150-4182 Rahn Road, Eagan, Minnesota, for $6,600,000, paid in part in cash and in part through the issuance of 233,214 UPREIT Units, valued at $2,297,167 at the time of the acquisition, and all of the partnership interests in Connelly Estates Investment Group, LLP, a Minnesota limited liability partnership whose sole asset is the 240-unit Connelly Estates apartment complex located at 2000 East 121st Street, Burnsville, Minnesota, for a purchase price of $13,850,000, paid in part in cash and in part through the issuance of 624,255 UPREIT Units, valued at $6,148,910 at the time of the acquisition. The entities we acquired were under common ownership, but none was affiliated with IRET or any IRET officer or director. Closing costs for the acquisition of these four properties totaled approximately $157,638 for legal fees, environmental reports, commissions and other costs of acquisition. Simultaneously at closing, debt was placed on these four properties in the amount of a $21,600,000 loan from Aetna Life Insurance at a fixed rate of 5.35%. These townhomes and apartment complexes have occupancy rates of 68% (Winchester Green and Village Townhomes), 84% (Remada Court Apartments) and 88% (Connelly Estates), respectively, as of January 1, 2004.

Benton Business Park - Sauk Rapids, Minnesota; and West River Business Park - Waite Park, Minnesota

We acquired the 30,464-square foot Benton Business Park 1 and 2 office warehouse complex located at 940 Industrial Drive in Sauk Rapids, Minnesota from Benton Business Park

Partnership, LLP, a Minnesota limited liability partnership, on July 1, 2003, for a purchase price of $1,500,000. The purchase price was paid in part in cash and in part through the issuance of 31,117 UPREIT Units, valued at $309,617 on the date of the acquisition. We also acquired on July 1, 2003 the 24,000-square foot West River Business Park office warehouse complex located at 420 Great Oak Drive in Waite Park, Minnesota, from West River Business Park Partnership, LLP, a Minnesota limited liability partnership. We paid $1,600,000 for this building, in part in cash and in part through the issuance of 54,355 UPREIT Units, valued at $540,830 on the date of the acquisition. We paid a total of approximately $20,007 in closing costs for these two properties, for legal fees, environmental reports, commissions and other costs of acquisition. As of January 1, 2004, the Benton Park complex is 92% leased to six tenants, with lease terms ranging from six months to 29 months. The West River Business Park complex is 88% leased to seven tenants, with lease terms ranging from three months to 28 months.

ITEM 7.  Financial Statements

Financial Statements

(a)	Financial Statements of Business and Real Estate Acquired
The required financial statements for those real estate assets acquired by IRET which constitute a “substantial majority” of the real estate assets acquired by IRET in fiscal year 2004 during the period from July 1, 2003 to December 23, 2003, as measured by cost pursuant to Regulation S-X, will be filed by amendment hereto as soon as practicable, but no later than March 8, 2004.
(b)	Pro Forma Financial Information
The required pro forma financial information will be filed by amendment hereto as soon as practicable, but no later than March 8, 2004.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST (Registrant) By: /S/ Thomas A. Wentz, Jr. Thomas A. Wentz, Jr. Senior Vice President

Dated:  January 7, 2004